Exhibit 99(a)(21)

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Successfully
Shaping the Future

Dr. Jürgen Hambrecht, CEO
Ludwigshafen, February 22, 2006

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Our Goal:

Create value across the cycle. Earn a premium on our cost of capital.

In 2005, we earned a premium of 2,354 million Euro on our cost of capital

[LOGO]	Financial Highlights 2005

Million Euro

	FY 2005		FY 2004%
Sales	42,745		37,537	14
EBITDA	8,233		7,685	7
EBIT before special items	6,138		5,230	17
EBIT	5,830		5,193	12
Income before taxes and minorities	5,926		4,347	36
Net Income	3,007		2,004	50
EPS (in Euro)	5.73		3.65	57
Operating Cash Flow	5,250	*	4,634	13

* prior to external financing of pension liabilities

Profitable Growth

EBIT by activity*

Million Euro

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*       Before special items as of 1999, excl. Others,

**     excl. Pharma, Polyolefins,

***   based on IFRS

Achievements 2005

Achieve profitable growth

•                  Sales 14%, EBIT before special items 17%

•                  Successful start-up of Nanjing

•                  Tripled earnings in North America

Continue portfolio optimization

•                  Acquisition of growth businesses (Merck Electronic Chemicals, Orgamol)

•                  Divestiture of 50% stake in Basell JV

Further reduce cost base – Europe, NAFTA, Asia

•                  Ludwigshafen Site Project higher than expected

•                  NAFTA cost savings earlier than expected

•                  Continuous productivity gains of our production sites

Responsible use of cash

•                  1.4 bn Euro spent on share repurchases

•                  904 million Euro paid in dividends in 2005

•                  Capital discipline

How will BASF generate value in the future?

Strategic Positioning of Business Units

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•                  Half of the businesses are in areas with high growth rates and are subject for expansion / moderate expansion

•                  Cash Flow will be mainly invested in expanding business units

•                  Acquisitions will contribute to profitable growth

•                  Divestitures almost completed

Important Acquisitions 2003 - 2005

1.5 billion Euro in Sales

Segment	Transaction	Closing Year

Chemicals	Merck Electronic Chemicals	2005
	Callery Chemicals	2003
Plastics	Leuna Miramid, Engineering Plastics of Honeywell, PA 6.6 business of Ticona	2003-2005
	Foam Enterprises	2004
Performance Products	Remaining shares of NOF Coatings	2005
	PIB Business of Exxon Mobile Chemicals	2003-2005
Agricultural Pr. & Nutrition	Fipronil Package of Bayer	2003
	Orgamol	2005
Oil & Gas	Urengoy-Achimov field, OOO Megatron NVK	2003-2004
	Storage Saltfleetby	2005

Important Divestitures 2003 - 2005

5.3 billion Euro in Sales

Segment	Transaction	Closing Year

Plastics	Fiber Business	2003
	Joliet (Polystyrene Business and Site)	2005
	BASELL (50%)	2005
Performance Products	Printing Inks and Printing Systems	2004
	Masterbatch Business outside Europe	2004
	Furniture and Window Coatings	2004
	DyStar (30%)	2004
Agricultural Pr. & Nutrition	Soil Fumigants, Phenoxies, Phorates, Triforine, Imazamethabenz	2004-2005
	Resende Site	2005
	Cramlington Site	2004
Oil & Gas	Share in two Gas Distribution Companies in the Czech Republic	2005

Engelhard:

A Supplement with Excellent Strategic Fit

Environmental Technologies	Process Technologies

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Appearance and Performance Technologies	Materials Services

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Status Report Engelhard Acquisition

Action	Date
Announcement of intention to acquire Engelhard	January 3
Filing of tender offer with SEC	January 9
Nomination of two directors for election at Engelhard’s annual meeting 2006	January 27
Filing of preliminary proxy statement with SEC	February 1
Receipt of US anti-trust approval	February 3
Extension of tender offer to March 3	February 6

Strong Benefits from Acquistion of Degussa’s Construction Chemicals

Source: Degussa
Sports Flooring	Concrete Admixtures

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Mortar Modifiers	Protective Coatings and Sealants

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Status Report Degussa Construction Chemicals Acquisition

Action	Date
BASF announces interest in acquiring Degussa Construction Chemicals business	December 16, 2005
BASF submits binding offer	End of January 2006
Degussa announces to enter into intensive negotiations only with BASF at present	February 14, 2006

Constantly Improving our Cost Base

Restructuring and Reorganization

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•                  Ludwigshafen

EUR 480m (June 2005)

•                  Antwerp

EUR 50m

(expected end of 2006)

•                  Europe

EUR 160m (2003)

EUR 90m

(expected end of 2006)

•                  NAFTA

USD 250m (June 2005)

USD 150m

(expected mid-2007)

Commercial Effectiveness Program NAFTA: USD 200m (expected end of 2007)

Focus on distinct Customer Interaction Models

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Trader/transaction	Lean/reliable basics	Standard package
supplier	supplier	provider

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Product/process	Customized solutions	Value chain
innovator	provider	integrator

Leading Supplier to Appliance Industry

Value Creation with Differentiating Offer

Relative offering level

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Focus on Market Driven Innovations

BASF Innovation Strategy

Product	Process	New Fields of
Innovations	Innovations	Technology

Tailor-made business models

•                  R&D expenditures 2005: 1.06 billion Euro

•                  8% increase in R&D expenditure planned for 2006

•                  Five growth clusters defined:

• Nanotechnology

• Energy Management

• Plant Biotechnology

• White Biotechnology

• Raw Material Changes

Agenda 2006

•                  Continue profitable growth

•                  Further efficiency improvement and cost reductions

•                  Focus cash flow on investments in most promising businesses

•                  Acquire more customer oriented and innovation driven businesses

•                  Integrate acquisition targets successfully

•                  Innovate for growth

Outlook 2006

We aim to continue to grow faster than the market. We plan to follow on from the strong level of income from operations (EBIT) before special items posted in 2005.

Assumptions:

• Global economic growth of 3.2% in 2006

• Global chemical production growth of 3.0% in 2006

• Average oil price of $55/bbl (Brent)

• Average exchange rate of $1.25 per euro

Industrial production forecast* (%)

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Chemical production forecast* (%)

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* Real changes compared with 2005

Disclaimer

This presentation contains forward-looking statements under the US Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections of BASF management and currently available information. They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate.

Many factors could cause the actual results, performance or achievements of BASF to be materially different from those that may be expressed or implied by such statements. Such factors include those discussed in BASF’s Form 20-F filed with the Securities and Exchange Commission. We do not assume any obligation to update the forward-looking statements contained in this presentation.

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